JennisonDryden Opportunity Funds
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									May 29, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for JennisonDryden Opportunity Funds.
		File Nos. 333-95849  and 811-09805

	On behalf of the JennisonDryden Opportunity Funds enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.  This document has been filed using the EDGAR system.  Should you have any questions, please contact me at (973) 367-1220.

							Very truly yours,


							/s/ Grace C. Torres
							Grace C. Torres
							Treasurer